Whitman Education Group, Inc.

(Amex: WIX)

A Proprietary Provider of Career-Oriented Postsecondary Education

Safe Harbor Statement

Our presentation today contains forward-looking statements including statements about our anticipated financial performance, business prospects, and expectations for growth. Forward-looking statements are subject to risks and uncertainties, and our actual results may differ materially from those discussed here. Additional information concerning factors that could cause such differences can be found in our filings with the Securities and Exchange Commission.

We do not undertake any obligation to revise or update any forward-looking statements after the date hereof.

Whitman Education Group, Inc.

Provider of career-oriented postsecondary education

- 22 campuses in 13 states
- Over 8,000 students
- Wide range of degree and non-degree programs
- Well developed curriculum focused on high-demand job fields
    - –Healthcare
    - –Information Technology
    - –Business

Business Strategy

- Target market niches not well served by traditional institutions
  - Adults seeking rapid career entry/change
  - Working adults seeking career advancements
- Offer high-quality, highly focused, convenient programs
- Operate relatively small, cost efficient and highly replicable campuses
- Focus on student
  - Offer student centered professional learning environment
  - Stress outcomes

Attractive Valuation Vs. Peer Group

	Whitman Education Group	Peer Group Average(1)
Price to TTM Revenue	1.0x	4.1x
Price to TTM EBITDA	11.1x	18.7x
Price to Book Value	3.95x	5.4x

(1) Peer group consists of Apollo Group, Career Education Corporation, Corinthian Colleges, DeVry, Education Management, ITT Educational Services, Strayer Education, and Sylvan Learning Systems.

Note: As of 5/2/02

Investment Considerations

- Favorable industry dynamics
- Leverageable business model
- Focused growth strategy
- Well-positioned for continued earnings growth
- Attractive valuation versus industry peer group

Favorable Industry Dynamics

Attractive Market

- Large, growing and highly fragmented industry
  - Post-secondary = $250 billion US Market
    - For-profit = $8 billion US Market
  - Over 6,000 higher education institutions
- Strong and increasing demand for career-oriented postsecondary education
  - Positive demographics
  - Shift toward a knowledge-based economy
  - Earnings power positively correlated to amount of education

Attractive Market (cont'd)

- Attractive financial characteristics
  - Good revenue/earnings visibility
  - Students pay in advance
  - Tuition is price inelastic
- High barriers to entry
  - Costly and time-consuming to obtain economies of scale
  - Significant regulatory oversight

For-Profit Sector: A Faster Growing Market

Estimated 5 Year Growth from 1997 – 2001:

- For-Profit Enrollment: 7.6% CAGR
- Non-Profit Enrollment: 1.2% CAGR

Source:National Center for Education Statistics, Integrated Postsecondary Education Data System, Banc of America LLC estimates

Leverageable Business Model

University Degree Division

- Colorado Technical University
  - Offers bachelor, master and doctorate degrees
  - Focus: Education to support career advancement
  - Duration: 12-48 months (full time)
  - Cost: $9,000-$14,000/academic yr.
  - Student profile: Age 25-40; primarily part-time
    - 30% receive Title IV funding
    - 30%-40% reimbursed by employer
  - Regional accreditation

Associate Degree Division

- Sanford-Brown College and Ultrasound Diagnostic Schools
  - Offers associate degrees and non-degree diplomas and certificates
  - Focus: Training for entry-level positions
  - Duration: 8-20 months (full time)
  - Cost: $10,000-$12,000/academic yr.
  - Student profile: Age 20-30
    - Primarily full-time
    - 80% receive Title IV funding
  - National accreditation

Campus Locations



UNIVERSITY DEGREE DIVISION
- Colorado Technical University

ASSOCIATE DEGREE DIVISION
- Sanford-Brown College
- Ultrasound Diagnostic School

Significant Depth of Well Developed, Highly Focused Curriculum

Enrollment by Degree


Master
6%
Associate
11%
Bachelor
18%
Doctorate
1%
Diploma
64%

Enrollment by Program Area


Business/Other
11%
Technology
31%
Healthcare
58%

Number of Programs

Doctorate	2
Master	5
Bachelor	12
Associate	20
Diploma	13
	52

Number of Programs

Technology	18
Healthcare	14
Business/Other	20
	52

Whitman Education Group, Inc.

Financial Performance

*Revenue** *(in millions)*



$85
$80
$75
$70
$65
$60
$55
$50
$45
$40
$70.5
$76.2
$79.6
FY1999
FY2000
FY2001



$85
$80
$75
$70
$65
$60
$55
$50
$45
$40
$58.3
$66.3
Nine months ended Dec.31, 2000
Nine months ended Dec.31, 2001

* Excludes operating results for Huron University

Nine Month Year-over-Year Improvement

- Revenue increased 13.7%
- Operating income increased to $2.9 million from a loss of $526,000
- EBITDA increased 113%
- Diluted EPS increased to $0.10 from a loss of $0.09

Revenue *(in millions)*



$30
$25
$20
$15
$10
$5
$0
$20.9
$24.4
Three months ended Dec. 31, 2000
Three months ended Dec. 31, 2001

Q3 Year-over-Year Improvement

- Revenue increased 16.7%
- Operating income increased 112%
- EBITDA increased 53%
- Diluted EPS up 125%

Balance Sheet *(in millions)*

	Dec. 31, 2001	March 31, 2001
Cash and cash equivalents	$ 8.5	$ 5.9
Current assets	37.6	38.8
Current liabilities	30.3	30.4
Long-term liabilities, less current portion	7.3	11.1
Stockholders' equity	22.2	20.5

*Balance Sheet Summary**

- Strengthened cash position by 44%
- DSO's improved
- Lowered total debt by 23%
- Stockholder's equity increased 8%

*Dec. 31, 2001 compared to March 31, 2001

Growth Strategy

Positioned for Continued Growth

- Leverage underutilized infrastructure
  - Increase marketing
  - Improve distribution of curriculum among existing campuses
  - Develop new high demand programs
- Expand geographic scope
  - Corporate on-site programs
  - Start up new campuses
  - On-line program
    - **Based on well-defined, proven content, delivered by faculty with established commitment to student learning**

On-Line Program

- Significant growth sub-market
- Focus on technology-oriented higher education
  - Credit earning and competency based
  - Target working adults and their employers
  - At intersection of higher education and corporate training
- Stress certificate and degree programs

Outlook For Fiscal 2003

- Revenue to increase to $100-$104 million
- Operating profits to increase to $8.1-$8.7 million
- Tax rates to remain at approximately 40%
- Earnings per share to increase to $0.30-$0.32

Reasons to Invest in Whitman

- Favorable industry dynamics
- Leverageable business model
- Focused growth strategy
- Well-positioned for continued earnings growth
- Attractive valuation versus industry peer group

Whitman Education Group, Inc.

(Amex: WIX)

A Proprietary Provider of Career-Oriented Postsecondary Education